EXHIBIT 99


THE SPARKS    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
STATE BANK


            The undersigned stockholder of The Sparks State Bank
            ("Sparks") hereby appoints Bradley G. Moore, and Janet
            M. Miller, or either of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated on the reverse side,
PROXY all shares of Common Stock of Sparks which the undersigned is entitled to vote at the Special Meeting of Stockholders called to convene on July 11, 1995, and at any and all adjournments thereof.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL (1):


(1) To approve the Agreement and Plan of Affiliation and Share Exchange, dated December 15, 1994 (the "Agreement") by and between Sparks and Mercantile Bankshares Corporation, a Maryland corporation ("Mercshares") registered under the Bank Holding Company Act of 1956, a copy of which is included as Annex A attached to the accompanying Prospectus and Proxy Statement, and the share exchange and affiliation contemplated thereby (the "Affiliation"), pursuant to which (i) Sparks shall become a wholly-owned subsidiary of Mercshares and (ii) each holder (a "Sparks Stockholder") of common stock of Sparks, par value $10.00 per share ("Sparks Common Stock") (other than a Sparks Stockholder who follows the procedures with regard to dissenting stockholders set forth in Title 3, Subtitle 2 of the Maryland General Corporation Law, as amended), will be deemed, without further act, to have automatically exchanged his shares of Sparks Common Stock for common stock of Mercshares, par value $2.00 per share ("Mercshares Common Stock") on the basis of two and one-third shares of Mercshares Common Stock for each share of Sparks Common Stock. Cash will be paid in lieu of fractional shares of Mercshares Common Stock.

                   [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

(2) In their discretion on such other matters as may properly come before the meeting.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

   SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS APPEARING ON THE PROXY. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED TO APPROVE THE AGREEMENT AND THE AFFILIATION AND IN THE BEST DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

   IF YOU PLAN TO ATTEND THE MEETING, PLEASE SO INDICATE BY CHECKING THE BOX SO THAT WE MAY MAKE APPROPRIATE ARRANGEMENTS FOR THE MEETING.

If you plan to attend the meeting, please
so indicate by checking the box so that we
may make appropriate arrangements for the   Change of Address and/or
meeting                         / /           Comments Mark Here             / /


                                            (Please sign as name(s) appears on
                                            stock certificate. If joint account,
                                            both owners must sign. Executors,
                                            administrators, trustees or persons
                                            signing in a similar capacity should
                                            so indicate.)

                                            Date _________, 1995

                                            ____________________________________
                                            Signature

                                            ____________________________________
                                            Signature
                                            Votes must be indicated
                                            (x) in Black or Blue ink.